UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 18, 2014

Resource Capital Corp.
(Exact name of registrant as specified in its charter)

Maryland	1-32733	20-2287134
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

712 Fifth Avenue, 12th Floor New York, NY		10019
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code: 212-506-3899
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Northport TRS, LLC (“Northport”), an indirect wholly-owned subsidiary of Resource Capital Corp. (the “Registrant”), entered into a $110,000,000 Senior Secured Revolving Credit Agreement, dated as of September 18, 2014 (the “Credit Agreement”), with JPMorgan Chase Bank, N.A., ING Capital LLC, Everbank Commercial Finance, Inc., Morgan Stanley Bank, N.A. (collectively, the “Lenders”) and the Registrant, as Parent Guarantor (the “Credit Facility”). The Credit Facility includes an “accordion” feature that allows the size of the Credit Facility to be increased to a maximum of $225,000,000. The Lender’s revolving commitments expire on September 18, 2017, and the final maturity date is September 18, 2018. The Credit Facility is secured by a pledge of substantially all of Northport's assets, including its investment portfolio, Upon a Qualified Change of Control (as defined in the Credit Agreement), the Registrant’s guarantee and other obligations under the Credit Facility will terminate.

Borrowings under the Credit Facility will be subject to compliance with a borrowing base that will apply different advance rates to different types of assets in Northport’s portfolio. Prior to a Qualified Change of Control, the applicable interest rate will be based on LIBOR plus an margin of 2.50% or an “alternate base rate” plus a margin of 1.50%. After a Qualified Change of Control, the applicable interest rate will be based on (i) if Northport’s consolidated net worth is at least $225,000,000, LIBOR plus an margin of 2.50% or an “alternate base rate” plus a margin of 1.50%, and (ii) if the Northport’s consolidated net worth is less than $225,000,000, LIBOR plus an margin of 3.00% or an “alternate base rate” plus a margin of 2.00%.

Under the Credit Facility, Northport and the Registrant have made representations and warranties regarding their businesses and properties, and are required to comply with various covenants, servicing procedures, limitations on disposition of loans, reporting requirements and other customary requirements for similar credit facilities. Financial covenants applicable to the Registrant include the maintenance of a debt to equity ratio of not more than 3.5:1 (such debt and equity calculation to specifically exclude assets, liabilities and shareholders' equity attribution to the Registrant's Apidos and related collateralized debt or loan obligations) and shareholders’ equity of not less than 65% of shareholders’ equity on the date of the Credit Agreement plus 40% of the proceeds of any sales of equity interests.

The Credit Facility contains events of default (subject to certain materiality thresholds and grace periods) customary for this type of financing arrangement, including but not limited to payment defaults, bankruptcy or insolvency proceedings, breaches of covenants or representations and warranties, other performance defaults, and certain changes of control with regard to the Registrant, Northport or Resource America, Inc. as their investment advisor. The remedies for such events of default are also customary for this type of transaction and include the acceleration of the principal amount outstanding under the Credit Facility.

The foregoing description of the Credit Facility does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement, which has been filed with this Current Report on Form 8-K as Exhibit 99.1.

ITEM 9.01     Financial Statements and Exhibits.

(d)	The exhibit furnished as part of this report is identified in the Exhibit Index immediately following the signature page of this report. Such Exhibit Index is incorporated herein by this reference.

SIGNATURE(S)
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Resource Capital Corp.
Date:	September 23, 2014	/s/ David J. Bryant
David J. Bryant Chief Financial Officer

Exhibit Index

Exhibit No.	Description
EX 99.1	Senior Secured Revolving Credit Agreement